Exhibit 10.2

ADDENDUM

The Drug Enforcement Administration and Bright Green Corporation (herein referred to as “Parties”) agree, within the terms set forth within this Memorandum of Agreement (MOA) that Bright Green Corporation will maintain plants of known cannabinoid content, or “Mother Plants”, in a segregated area within the controlled premise. Viable portions of the Mother Plant will be utilized to produce new plants, or “Progenies”, which will be harvested at certain stages of the Progenies’ lifecycle. Parties agree that portions of these Progenies harvested may be schedule I controlled substances or may be non-controlled substances (i.e. meeting the statutory definition of hemp, see 7 U.S.C. § 1639o; 21 C.F.R. § 1308.11(d)(31)(ii)). While all harvested material that is classified as a schedule I controlled substance under the Controlled Substances Act will be subject to the terms of this MOA, non-controlled substances derived from these plants will not be subject to the terms of this MOA.

FOR GROWER:

/s/ Seamus McAuley	Date:	April 27, 2023
Seamus McAuley
Chief Executive Officer
Bright Green Corporation

/s/ Terry Rafih	Date:	April 27, 2023
Terry Rafih
Chairman of the Board
Bright Green Corporation

FOR DRUG ENFORCEMENT ADMINISTRATION:

/s/ Gregory M. Millard	Date:	April 27, 2023
Gregory M. Millard
Special Agent In Charge
El Paso Division Office

/s/ Heather McMurry	Date:	April 27, 2023
Heather McMurry
Diversion Program Manager
El Paso Division Office